EXHIBIT 23

                          ERNST & YOUNG
                       ONE INDIANA SQUARE
                           SUITE 3400
                INDIANAPOLIS, INDIANA  46204-2094
                       PHONE: 317-681-7000
                        FAX: 317-681-7216




                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-56626) pertaining to the Marsh Supermarkets, Inc. 401(k) Plan of our report dated June 17, 1994, with respect to the financial statements and schedules of the Marsh Supermarkets, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.


                                   /s/ Ernst & Young


June 27, 1994